UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

August 5, 2013
____________________________

ROCKDALE RESOURCES CORPORATION
(Exact name of registrant as specified in charter)

Colorado (State or other jurisdiction of incorporation or organization)	000-52692 (Commission File Number)	86-1061005 (IRS Employer Identification No.)

11044 Research Blvd. SuiteA-200 Austin, Texas 78759 (Address of principal executive offices and zip code)

(512) 795-2300
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02               Unregistered Sales of Equity Securities.

On August 5, 2013, the Company issued 500,000 shares of restricted stock to Matthew Ferguson, a newly appointed Company director, as consideration for Mr. Ferguson’s future services.  200,000 shares shall vest in equal quarterly increments over the course of twelve months beginning on November 5, 2013.  The remaining 300,000 shares shall vest upon the Company’s attainment of certain production milestones, in increments of 100,000 shares per occurrence.  Vesting of all shares is subject to Mr. Ferguson’s continued service as a director.  These shares were issued pursuant to a Stand-Alone Restricted Stock Award Agreement between the Company and Mr. Ferguson, filed herewith as Exhibit 10.1, and were valued at $0.27 per share, or an aggregate of $135,000.00, on the date of grant.

On August 5, 2013, the Company issued 300,000 shares of restricted stock to Marc Spezialy as consideration for Mr. Spezialy’s continued service as an executive officer of the Company.  These shares shall vest upon the Company’s attainment of certain production milestones, in increments of 100,000 shares per occurrence.  Vesting of all shares is subject to Mr. Spezialy’s continued service as an executive officer.  These shares were issued pursuant to a Stand-Alone Restricted Stock Award Agreement between the Company and Mr. Spezialy, filed herewith as Exhibit 10.2, and were valued at $0.27 per share, or an aggregate of $81,000.00, on the date of grant.

The restricted stock described above was offered and sold to the investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 promulgated under the Securities Act.  The investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act.

On August 5, 2013, the Company issued 100,000 shares of restricted stock to a Company employee as consideration for such employee’s continued service.  These shares shall vest in equal quarterly increments over the course of twelve months beginning on November 5, 2013.  These shares were issued pursuant to a Stand-Alone Restricted Stock Award Agreement between the Company and the employee and were valued at $0.27 per share, or an aggregate of $27,000.00, on the date of grant.  This restricted stock was offered and sold to the employee in a private placement transaction made in reliance upon the exemption from registration pursuant to Section 4(a)(2) under the Securities Act.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2013, Matthew Ferguson was appointed to the Board of Directors of Rockdale Resources Corporation.  A summary of Mr. Ferguson’s background and experience is as follows:

Since 2006, Mr. Ferguson has served as the President of Viceroy Petroleum GP, LLC, the General Partner of Viceroy Petroleum, LP, a limited partnership headquartered in Rockdale, Texas that focuses on exploration for and the development of oil and gas resources in Texas.  Mr. Ferguson is also a limited partner in Viceroy Petroleum, LP.  From 2002 to 2006, Mr. Ferguson owned Monarch Resources, a Rockdale, Texas-based oil and gas exploration and development company. Before founding Monarch Resources, from 1999 until 2002, Mr. Ferguson was employed as a reservoir and production engineer with ExxonMobil, where he focused on offshore shelf production in New Orleans, and, while working in Houston, the development of ExxonMobil’s resources in Angola, West Africa.  Mr. Ferguson earned a Bachelor of Science in Petroleum Engineering from Texas A & M University.  Mr. Ferguson is a native of Rockdale, Texas, where he grew up working in his family’s oil business.

Item 8.01               Other Events.

On August 7, 2013, the Company issued a press release announcing the appointment of Matthew Ferguson to the Company’s Board of Directors and the upcoming drilling of its third new well.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Stand-Alone Restricted Stock Award Agreement dated August 5, 2013, between Rockdale Resources Corporation and Matthew Ferguson.

10.2	Stand-Alone Restricted Stock Award Agreement dated August 5, 2013, between Rockdale Resources Corporation and Marc Spezialy.

99.1	Press Release dated August 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKDALE RESOURCES CORPORATION

Date:  August 7, 2013                                                                By:    /s/ Marc Spezialy
Marc Spezialy
Chief Executive Officer